                                   EXHIBIT 4.9

                      FORM OF NOTICE OF GUARANTEED DELIVERY

                   NOTICE OF GUARANTEED DELIVERY FOR SHARES OF
                      COMMON STOCK OF EXCO RESOURCES, INC.
              SUBSCRIBED FOR UNDER THE BASIC SUBSCRIPTION PRIVILEGE
                       AND THE OVERSUBSCRIPTION PRIVILEGE

         As set forth in the Prospectus under "The Rights Offering -- Exercise of Rights," this form or one substantially equivalent hereto may be used as a means of effecting subscription and payment for all shares of EXCO Resources, Inc.'s Common Stock. Such form may be delivered by hand or sent by telex, facsimile transmission, overnight courier or mail to the Subscription Agent.

                           The Subscription Agent is:

                   Continental Stock Transfer & Trust Company
                      Attention: Reorganization Department


         By Mail                  By Facsimile                By Hand
  2 Broadway, 19th Floor         (212) 509-5150        2 Broadway, 19th Floor
 New York, New York  10004                            New York, New York  10004


                            Confirm by telephone to:
                            (212) 509-4000, ext. 226

                              By Overnight Courier:
                            Reorganization Department
                             2 Broadway, 19th Floor
                            New York, New York 10004

         DELIVERY OF THIS INSTRUMENT TO AN ADDRESS, OR TRANSMISSION OF INSTRUCTIONS VIA A TELECOPY FACSIMILE NUMBER, OTHER THAN AS SET FORTH ABOVE, DOES NOT CONSTITUTE A VALID DELIVERY

         Prior to 5:00 p.m., Dallas time, on the Expiration Date, the member firm of a registered national securities exchange or member of the National Association of Securities Dealers, Inc., or commercial bank or trust company which completes this form must communicate the guarantee, the name of the exercising Rights holder, the number of Rights represented by the Subscription Certificate(s) held by such exercising holder and the number of shares subscribed for (under both the Basic Subscription Privilege and the Oversubscription Privilege) to the Subscription Agent and must deliver this Notice of Guaranteed Delivery, together with payment in full for all subscribed shares, guaranteeing delivery of a properly completed and signed copy of the Subscription Certificate to the Subscription Agent. Failure to do so will result in a forfeiture of the Rights.

                                    GUARANTEE

         The undersigned, a member firm of a registered national securities exchange or member of the National Association of Securities Dealers, Inc., or a commercial bank or trust company having an office or correspondent in the United States, guarantees delivery to the Subscription Agent by the close of business on the third OTC Bulletin Board trading day following the date hereof, of a properly completed and duly executed Subscription Certificate and evidencing the Rights being exercised as indicated herein.

Number of Rights to be delivered: __________________

Method of delivery (circle one)     A.  Through DTC*
                                    B.  Direct to Subscription Agent


-------------------------------------------         -------------------------------------------
Number of Shares Subscribed for Pursuant to         Number of Shares Subscribed for Pursuant to
        Basic Subscription Privilege                        Oversubscription Privilege


-------------------------------------------         -------------------------------------------
                Name of Firm                                   Authorized Signature


-------------------------------------------         -------------------------------------------
                  Address                                              Title


-------------------------------------------         -------------------------------------------
                  Zip Code                                  Name (Please Type or Print)


-------------------------------------------         -------------------------------------------
                Contact Name                                       Phone Number

* IF THE RIGHTS ARE DELIVERED THROUGH DTC, A REPRESENTATIVE OF _____________ _____________________ WILL PHONE YOU WITH A PROTECT IDENTIFICATION NUMBER, WHICH NEEDS TO BE RELATED BY YOU TO DTC.